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                                   AMENDMENT,

                               DATED MAY 20, 2002,

                                       TO

                                DISTRIBUTION PLAN

                               RYDEX SERIES FUNDS,

                             DATED AUGUST 28, 2000,

                                   AS AMENDED








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                                    EXHIBIT A

                               RYDEX SERIES FUNDS

                       DISTRIBUTION FEES - H CLASS SHARES

RYDEX SERIES FUNDS

           All-Cap Value Fund
           Medius Fund
           Mekros Fund
           Large-Cap Europe Fund
           Large-Cap Japan Fund
           Sector Rotation Fund
           CORE EQUITY FUND

DISTRIBUTION FEES

           Distribution Services                 TWENTY-FIVE BASIS POINTS (.25%)

CALCULATION OF FEES

     Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                  ADDITIONS and [DELETIONS] ARE NOTED IN BOLD.